Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors
Majesco Entertainment Company

We hereby consent to the incorporation by reference of our report dated January 29, 2009 included in this Form 10-K on the consolidated financial statements of Majesco Entertainment Company as of October 31, 2008 and for the two years in the period ended October 31, 2008, into the Company’s previously filed registration statements on Form S-8 (No. 333-136260), and Forms S-3 (Nos. 333-122519; 333-115822; 333-121640; 333-120103; 333-135463; 333-146253 and 333-159980).

MCGLADREY AND PULLEN, LLP

New York, New York
January 27, 2010